Exhibit 99.1

For Immediate Release:	Contact:	Douglas R. Jamieson President & CEO (203) 629-2726 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC. Reports First Quarter Results

•	Assets Under Management (AUM) increased +19.6% year over year to $1.35 billion at March 31, 2017
•	Reported EPS $(0.55) per share loss due primarily to recognition of mark-to-market loss on a selected investment holding
•	GAAP book value increased to $36.37 per share from $36.04 per share at December 31, 2016

Rye, New York, May 2, 2017 – Associated Capital Group, Inc. (“AC” or the “Company”) reported financial results for the first quarter ended March 31, 2017.

First Quarter Overview

First quarter operating revenues increased to $5.0 million from $4.5 million in the year ago quarter, primarily due to higher fees on assets under management. Our operating loss for the quarter was $4.3 million versus an operating loss of $4.5 million in the comparable quarter.

However, earnings were crimped by a $23.8 million negative swing in our first quarter investment and other non-operating income/(loss), with a $17.1 million loss in the first quarter of 2017 versus a $6.7 million gain in the first quarter 2016.

This unfavorable swing is mostly traceable to two items: (a) a non-cash mark-to-market loss (since inception) of $19.1 million on shares of GAMCO Investors, Inc. that was recognized entirely through net income in the first quarter of 2017, and (b) an expense of $4.9 million for AC’s second Shareholder Designated Charitable Contribution Program.

These two items plus our net operating loss resulted in a net loss of $13.1 million, or $0.55 per diluted share, compared to net income of $1.6 million, or $0.06 per diluted share in the first quarter of 2016.

Financial Highlights	Q1
($'s in 000's except AUM and per share data)	2017		2016

AUM - end of period (in millions)	$1,349		$1,128

Revenues	$4,987		$4,517

Operating loss, before management fee (a)	(4,332)		(4,241)

Investment and other non-operating income/(expense), net	(17,109)		6,723

Income/(loss) before income taxes	(21,441)		2,208

Net income/(loss)	(13,078)		1,593

Net income/(loss) per share	$(0.55)		$0.06

Shares outstanding at March 31	24,248	(b)	25,351
(a) See GAAP to non-GAAP reconciliation on page 5.
(b) Shares outstanding consist of 5,051 and 19,197 Class A and B shares, respectively, of which 23,828 are non-RSA shares and 420 RSA shares.

Financial Condition

At March 31, 2017, AC’s book value on a GAAP basis was $882 million, or $36.37 per share, up from $874 million, or $36.04 per share, at December 31, 2016. The increase in GAAP book value was driven primarily by an additional $10 million prepayment of the GAMCO Note. Our liquid financial resources underpin our flexibility to pursue strategic objectives that may include acquisitions, lift-outs, seeding new investment strategies, and co-investing, as well as shareholder compensation in the form of share repurchases and dividends.

Our investment in 4.4 million shares of GAMCO stock at March 31, 2017 was valued at $130 million on a mark-to-market basis, a decrease of $6 million from its value at December 31, 2016. The value of the GAMCO stock has been below its cost for an extended period.  Our accounting policy dictates that the magnitude and persistence of a mark-to-market loss over this timeframe is considered “other than temporary” and therefore the mark-to-market loss is reflected in our net income for this current quarter. This reclassification of the loss as “other than temporary” has no impact on our book value given that the shares are reflected on a mark-to-market basis for book value purposes.

GAMCO Investors issued a note to AC with an initial face value of $250 million (the “GAMCO Note”) as part of AC’s spin-off in November 2015. At December 31, 2016, the principal outstanding was $100 million. As background, under GAAP, the principal balance of a note from a related party cannot be treated as an asset, but as a reduction in equity. During the first quarter of 2017, GAMCO paid $10 million of the GAMCO Note, resulting in principal outstanding of $90 million at March 31, 2017. This increased our GAAP book value, but had no impact on current earnings.  On May 1, 2017, GAMCO prepaid an additional $10 million on the GAMCO Note, reducing the principal outstanding to $80 million.

First Quarter Results of Operations

Assets Under Management (AUM)
	March 31,	December 31,	March 31,
	2017	2016	2016
(in millions)
Event Merger Arbitrage	$1,144	$1,076	$924
Event-Driven Value	141	133	143
Other	64	63	61
Total AUM	$1,349	$1,272	$1,128

Assets Under Management at March 31, 2017 were $1.35 billion, an increase of $221 million from $1.13 billion at March 31, 2016 reflecting $174 million of net inflows and $47 million of net appreciation.

Revenues and results of operations

Total operating revenues for the three months ended March 31, 2017 were $5.0 million versus $4.5 million in the comparable prior year period, primarily due to increased investment advisory fees:

-	Investment advisory fees increased to $2.4 million in the first quarter of 2017, up from $2.1 million in the comparable 2016 quarter due to increased assets under management.

-	Institutional research services revenue was $2.6 million in the first quarter 2017 versus $2.4 million in the year ago quarter.

First quarter operating loss of $4.3 million in 2017 was lower than the $4.5 million loss in the comparable quarter of 2016.

Incentive fees are not recognized until the measurement period ends and the fee is crystalized (typically annually).  If the measurement period had ended on March 31, we would have recognized $0.04 million and $3.0 million for the quarters ended March 31, 2017 and 2016, respectively. For years in which our funds have positive performance, fourth quarter revenue will generally exceed the revenue levels in each of the first three quarters due to the recognition of annual incentive fees.

Investments and other non-operating income/(expense), net

During the first quarter of 2017, investment and other non-operating income/(loss), net was a $17.1 million loss versus income of $6.7 million in the first quarter of 2016.  Investment losses were $14.4 million in the 2017 quarter versus gains of $3.7 million in the comparable 2016 quarter, primarily due to an “other than temporary impairment” of $19.1 million on our shares of GAMCO recognized through net income in the 2017 period.  The net amounts for the first quarter of 2017 also include a $4.9 million cost related to our second Shareholder Designated Contribution Program.  Net dividend and interest income was $2.2 million in the 2017 quarter versus $3.0 million earned in the comparable quarter in 2016.

Business and Investment Highlights

Event Driven Asset Management

Gabelli Associates Fund LP, which invests in merger arbitrage events, was up 0.2% on a gross basis (-0.1% net) for the quarter ending March 31, 2017. However, after a strong month of returns in April, the Fund was up 1.56% on a gross basis (0.98% net) for the four months ended April 30, 2017, continuing to provide positive, non-market correlated returns to our clients.  Global deal volume in the first quarter totaled $780 billion, an increase of 12% over the same period last year. Additionally, cross-border activity accounted for 43% of deal volume ($337 billion), the highest first quarter number since 2007. We continue to find attractive investment opportunities with ongoing deal activity providing a pipeline for future returns.

Institutional Research

During the first quarter, Gabelli & Company, our institutional research services business, sponsored three investment symposiums, (listed in chronological order):

March 1, 2017	27th	Pump, Valve, & Water Systems
March 16, 2017	3rd	Waste & Environmental Services
March 22, 2017	8th	Specialty Chemicals Conference

On Friday, May 5, 2017, Gabelli & Company will host its 11th Annual Omaha Research Trip including local site tours, management meetings, and topical discussions followed by Columbia Business School’s annual Omaha dinner & noted investment panel underwritten by Gabelli.  On Saturday, May 6, 2017, we will attend the Berkshire Hathaway Annual Meeting.

Shareholder Compensation

During the quarter ended March 31, 2017, the Company repurchased 3,762 AC shares at an average price of $33.45 per share, for a total investment of $126 thousand.

In addition, the Board of Directors declared a $0.10 dividend per share payable on July 11, 2017 to its shareholders of record on June 27, 2017.

About Associated Capital Group, Inc.

The Company was spun-off from GAMCO on November 30, 2015. The Company manages proprietary capital and operates businesses via Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a/Gabelli Securities, Inc.), its 100% owned subsidiary.

GCIA and its wholly owned subsidiary, Gabelli & Partners, collectively serve as general partners or investment managers to investment funds including limited partnerships, offshore companies and separate accounts. The Company primarily manages assets in equity event-driven strategies, across a range of risk and event arbitrage portfolios. The business earns fees from its advisory assets, and income (loss) from proprietary trading and investment portfolio activities. The advisory fees include management and incentive fees. Management fees are largely based on a percentage of the portfolios assets under management. Incentive fees are based on the percentage of profits derived from the investment performance delivered to clients' invested assets. GCIA is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended.

The Company operates its institutional research services business through G.research (doing business as Gabelli & Company), a wholly owned subsidiary of Institutional Services Holdings, LLC which in turn is a wholly owned subsidiary of the Company. G.research is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, that provides institutional research services and acts as an underwriter.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Management believes the analysis of Adjusted Economic book value ("AEBV") and AEBV per share, both non-GAAP financial measures, are useful in analyzing the Company's financial condition during the period in which it builds its core operating business. For GAAP purposes, the amount of the GAMCO Note, which was issued to the Company as part of the spin-off transaction, is treated as a reduction in equity for the period all or a portion of it is outstanding. The GAMCO Note is expected to be paid down ratably over five years or sooner at GAMCO’s option. As the GAMCO Note pays down, the Company's total equity will increase, and once the GAMCO Note is fully paid off by GAMCO, the Company's total equity and AEBV will be the same. AEBV and AEBV per share represent book value and book value per share, respectively, without reducing equity for the period all or any portion of the GAMCO Note is outstanding.  The calculations of AEBV and AEBV per share at March 31, 2017 are shown below:

Associated Capital Group, Inc.
Reconciliation of Total Equity to Adjusted Economic Book Value

	Total	Per Share
Total equity as reported	$881,831	$36.37
Add: GAMCO Note	90,000	3.71
Adjusted Economic book value	$971,831	$40.08

B.
Operating loss before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating loss before management fee expense to operating loss is provided below.

Associated Capital Group, Inc.
Reconciliation of non-GAAP financial measures to GAAP

	Q1	Q1
	2017	2016
Operating loss before management fee	$(4,332)	$(4,241)
Deduct: management fee expense	-	274
Operating loss	$(4,332)	$(4,515)

Table I
ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2017	2016	2016

ASSETS

Cash and cash equivalents	$307,651	$314,093	$203,239
Investments	459,462	468,139	413,882
Investment in GAMCO stock	129,990	135,701	162,807
Receivable from brokers	12,021	12,588	23,278
Other receivables	4,506	18,362	5,683
Other assets	4,003	3,720	3,811

Total assets	$917,633	$952,603	$812,700

LIABILITIES AND EQUITY

Payable to brokers	$6,168	$2,396	$12,251
Income taxes payable and deferred tax liabilities	4,506	6,978	13,357
Compensation payable	5,991	17,676	4,893
Securities sold short, not yet purchased	7,519	9,984	8,014
Accrued expenses and other liabilities	7,568	37,317	6,166
Sub-total	31,752	74,351	44,681

Redeemable noncontrolling interests	4,050	4,230	3,752

Equity	959,945	972,705	1,001,334
4% PIK Note due from GAMCO	(90,000)	(100,000)	(250,000)
Accumulated comprehensive income	11,886	1,317	12,933
Total equity	881,831	874,022	764,267

Total liabilities and equity	$917,633	$952,603	$812,700

Table II

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended March 31,

	2017		2016

Investment advisory and incentive fees	$2,401		$2,068
Institutional research services	2,582		2,438
Other revenues	4		11
Total revenues	4,987		4,517

Compensation costs	6,783		6,312
Stock based compensation	444		644
Other operating expenses	2,092		1,802
Total expenses	9,319		8,758

Operating loss before management fee	(4,332)		(4,241)

Investment gain/(loss)	(14,401)		3,709
Interest and dividend income from GAMCO	1,087		2,588
Interest and dividend income, net	1,100		426
Shareholder-designated contribution	(4,895)		-
Investment and other non-operating income/(expense), net	(17,109)		6,723

Gain/(loss) before management fee and income taxes	(21,441)		2,482
Management fee	-		274
Income/(loss) before income taxes	(21,441)		2,208
Income tax/(benefit)	(8,424)		661
Net income/(loss)	(13,017)		1,547
Net income/(loss) attributable to noncontrolling interests	61		(46)
Net income/(loss) attributable to Associated Capital Group, Inc.	$(13,078)		$1,593

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic	$(0.55)		$0.06

Diluted	$(0.55)		$0.06

Weighted average shares outstanding:
Basic	23,829		24,863

Diluted	23,829		25,177

Actual shares outstanding	24,248	(a)	25,351	(a)

Notes:
(a) Includes 420,240 and 553,100 of RSAs at March 31, 2017 and 2016, respectively.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.